UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

ATSG

(Exact name of registrant as specified in its charter)

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

145 Hunter Drive Wilmington, Ohio 45177

(Address of Principal Executive Offices, Including Zip Code)

(937) 382-5591

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2020, Cargo Aircraft Management, Inc. (the “Issuer”), a wholly-owned, indirect subsidiary of Air Transport Services Group, Inc. (“ATSG”), completed its offering of $500 million in aggregate principal amount of 4.750% senior unsecured notes due 2028 (the “Senior Notes”). The Senior Notes were sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors pursuant to Regulation S under the Securities Act.

The offering was consummated pursuant to a Purchase Agreement, dated January 16, 2020 (the “Purchase Agreement”), by and among the Issuer, ATSG, certain direct and indirect subsidiaries of ATSG (the “Subsidiary Guarantors,” and together with ATSG, the “Guarantors”), and SunTrust Robinson Humphrey, Inc., as representative of the several initial purchasers of the Senior Notes.

The Issuer will use the proceeds from the offering of the Senior Notes to fund the repayment of certain revolving loans outstanding under ATSG’s and the Issuer’s Second Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), and to pay fees and expenses in connection with such repayment and the offering of the Senior Notes.

Notes and Indenture

The Senior Notes were issued under and are governed by an indenture, dated January 28, 2020 (the “Indenture”), by and among the Issuer, ATSG, the Subsidiary Guarantors and Regions Bank, as trustee (“Trustee”). The Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Guarantors. The Senior Notes are senior unsecured obligations of the Issuer and will bear interest at a rate of 4.750% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2020. The Senior Notes will mature on February 1, 2028. The related guarantees are senior unsecured obligations of the Guarantors.

The Issuer may redeem some or all of the Senior Notes at any time and from time to time prior to February 1, 2023, at a redemption price equal to 100% of the principal amount of the redeemed Senior Notes, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” amount set forth in the Indenture. On or after February 1, 2023, the Issuer may redeem some or all of the Senior Notes at the redemption prices set forth in the Indenture. In addition, prior to February 1, 2023, the Issuer may redeem up to 40% of the aggregate principal amount of the Senior Notes from the net cash proceeds of one or more qualified equity offerings completed before February 1, 2023, at a redemption price equal to 104.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 60% of the aggregate principal amount of the Senior Notes remains outstanding after the redemption and such redemption occurs within 180 days of the date of closing of such qualified equity offering. If ATSG or the Issuer experience specific kinds of changes of control described in the Indenture, the Issuer may be required to make an offer to purchase all or any portion of the Senior Notes at a purchase price of 101% of the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase. Certain asset sales may result in the Issuer being required to offer to purchase a portion of the Senior Notes at a purchase price of 100% of the principal amount of such Senior Notes plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that limit the ability of ATSG and the Restricted Subsidiaries (as defined in the Indenture), including the Issuer, to, among other things: (1) incur additional indebtedness or issue certain preferred equity; (2) pay dividends on, repurchase, or make other distributions in respect of the capital stock of ATSG or any Restricted Subsidiary or prepay, redeem, or repurchase certain debt or make any restricted investment; (3) create certain liens; (4) enter into agreements encumbering or restricting the ability of a Restricted Subsidiary to pay dividends or make distributions, loans or certain asset transfers; (5) engage in certain transactions with affiliates; and (6) consolidate, merge, sell or otherwise dispose of all or substantially all of the assets of ATSG or the Issuer. These covenants, which are generally no more restrictive than those set forth in the Credit Agreement, are subject to exceptions and qualifications as described in the Indenture. If the Senior Notes receive an investment grade rating from both Standard & Poor’s Rating Services and Moody’s Investors Service, Inc., certain of these covenants will be suspended and no longer apply during the Suspension Period (as defined in the Indenture) if no default has occurred and is continuing at such time.

The Senior Notes and the Indenture contain customary events of default, including, without limitation: (1) failure to pay interest on the Senior Notes for 30 days after becoming due; (2) failure to pay principal on the Senior Notes when due; (3) failure to comply with any other agreement or covenant in the Indenture or the Senior Notes and continuance of this failure for 60 days after notice of the failure has been given by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Senior Notes then outstanding; (4) certain defaults under other mortgages, indentures, instruments or agreements involving indebtedness in an aggregate amount of $100 million or more; (5) failure by ATSG or any of its Significant Subsidiaries (as defined in the Indenture) (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent and its Restricted Subsidiaries) would constitute a Significant Subsidiary) (collectively, “Relevant Entities”) to pay final judgments aggregating in excess of $100 million that have not been satisfied, stayed, annulled or rescinded within 90 days of becoming final; (6) certain bankruptcy events of any Relevant Entity; and (7) except as permitted by the Indenture, any guarantee of the Senior Notes by ATSG, any other Relevant Entity ceases to be in full force and effect or is unenforceable or any Relevant Entity denies its liability under its guarantee.

Affiliates of one or more of the initial purchasers serve as lenders under the Credit Agreement and, as such, will receive a portion of the net proceeds from the offering that are used to fund the repayment of certain revolving loans under the Credit Agreement.

The Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing summaries of the Indenture and the Senior Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, which includes the form of the Senior Notes, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Fourth Amendment to Second Amended and Restated Credit Agreement

On January 28, 2020, ATSG and the Issuer entered into an amendment (the “Fourth Amendment”) of the Credit Agreement. The Fourth Amendment makes conforming changes and other revisions to the Credit Agreement in light of the issuance of the Senior Notes, including, among other things: (i) clarifying changes to the definition of Consolidated EBITDA under the Credit Agreement so that it more closely aligns with the definition of Consolidated EBITDA under the Indenture; (ii) technical conforming changes to expressly exclude ATSG’s existing convertible senior notes from the limitations on additional permitted indebtedness under the Credit Agreement; and (iii) exempting a redemption of the Senior Notes from certain cross-default provisions under the Credit Agreement.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and the Notes set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated January 28, 2020, by and among Cargo Aircraft Management, Inc., Air Transport Services Group, Inc., the guarantors named therein and Regions Bank, as trustee.

4.2	Form of 4.750% Senior Notes due 2028 (included in Exhibit 4.1).

10.1

Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of January 28, 2020, by and among Cargo Aircraft Management, Inc., as Borrower; Air Transport Services Group, Inc.; each of the financial institutions party thereto as Lenders; and SunTrust Bank, in its capacity as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date: January 28, 2020

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